Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of Lord Abbett Securities Trust (the “Registration Statement”) of our reports dated December 21, 2017 and September 21, 2018 relating to the financial statements and financial highlights of Lord Abbett Fundamental Equity Fund, a series of Lord Abbett Securities Trust and Lord Calibrated Large Cap Value Fund, a series of Lord Abbett Equity Trust as of and for the years ended October 31, 2017 and July 31, 2018, respectively.

We also consent to the references to us under the headings “Financial Highlights” and “Representations and Warranties” (paragraphs 4.1(f) and 4.2(h)) in the Form of Agreement and Plan of Reorganization included in the Combined Prospectus/Proxy Statement and on the cover page of the Statement of Additional Information, dated January 10, 2019, both of which are part of the Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

November 19, 2018